EXHIBIT 32.2

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Annual Report on Form 10-K of Dais Corporation, a New York corporation (the “Company”) for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Timothy N. Tangredi, President, Chief Executive Officer, Principal Executive Officer and Principal Financial and Accounting Officer of Dais Corporation, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1)	The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 10, 2019	/s/ Timothy N. Tangredi
Timothy N. Tangredi
President, Chief Executive Officer and Principal Executive Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Dais Corporation, and will be retained by Dais Corporation and furnished to the Securities and Exchange Commission or its staff upon request.